Exhibit 99.1

REPORTS RECORD REVENUES FOR FY2007
Improved liquidity with a strong balance sheet and diversified income stream positions vFinance, Inc. for continued growth

BOCA RATON, FL, March 12, 2008 - vFinance, Inc. (OTCBB: VFIN) (“vFinance”), a financial services company specializing in growth opportunities, today reported record revenues for the fiscal year ended December 31, 2007.

Revenues for the year ended 2007 were $50,599,000, compared to $38,553,000 in 2006, an increase of $12,046,000, or 31%. The increase was driven by recruitment of new brokers in our retail division, increased trading profits in our Treasury trading department and higher investment banking revenues.

Our liquid assets of $6,272,000 as of December 31, 2007, comprised of cash and cash equivalents of $5,454,000 and marketable securities of $817,000, is approximately $1,057,000 higher than our liquid assets as of December 31, 2006. In addition, the Company’s cash provided by operating activities totaled $1,637,000, representing an improvement of $1,266,000 compared to fiscal year 2006 comprised primarily from the decrease in our net operating loss in 2007 and an increase in our accrued liabilities of $732,000 mostly consisting of accrued compensation paid during the first quarter of 2008. Continuing to build out our infrastructure for further growth and invest in long term opportunities, in 2007 the Company purchased $596,000 in property and equipment. vFinance has no long term debt other than its capital lease obligations.

The Company reported a net loss of $1,746,000 for FY2007 or ($0.03) per share, compared to a loss of $2,176,000 or ($0.04) per share in FY2006. The loss was due entirely to non-cash expenses totaling $1,759,000 comprised of depreciation and amortization of $1,284,000 and non-cash stock compensation of $475,000 from expensing stock options under SFAS No. 123R. Additional expenses deemed to be non-recurring in nature for arbitrations and settlements and related legal costs totaled $1,388,000. Although the Company incurred increased commissions, clearing and transaction costs and occupancy and equipment costs related to its significantly increased revenue, salary and other general and administrative costs were trimmed to achieve the current cash position.

“This year reflects the managed expansion arising from our business development and recruiting efforts. We are in a better cash position than last year due to our focus on carefully planned organic growth and cost control,” declared Leonard Sokolow, Chairman and CEO, vFinance, Inc. “We are excited about the future and proud of our vFinance team which has taken us to a whole new level of results. Our investment banking and Hispanic capital markets investments over the past two years are starting to show favorable returns. With over 40 corporate and independent offices in the US, Panama, Chile and Columbia, more than 12,000 corporate, institutional and high net worth clients, and making markets in more than 3,500 Over the Counter and NASDAQ stocks, we see our diversification strategy paying off. In addition, our website attracts more than 350,000 unique visitors monthly. It is a major destination for venture capitalists and private and institutional investors seeking information about high growth companies.”

Alan Levin, CFO, vFinance, Inc. stated, “Our expectations for 2007 have been realized with another year of record revenues. Our goals of trimming costs and maintaining a strong balance sheet has been achieved. This allowed us to selectively add to our broker base, continue to grow each of our divisions and evaluate new revenue sources. In 2008, we intend to continue to reduce our costs to improve our margins without sacrificing service and build on the infrastructure and the revenue producing team.”

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to fund capital expenditures, repurchase shares, fund other corporate investing and financing activities, and to service debt when it exists. EBITDA, as adjusted, eliminates the non-cash effect of depreciation and amortization of intangible assets and stock-based compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

The following table presents an approximated reconciliation of EBITDA, as adjusted, to net income as reported.

	2007	2006	2005

Net Income (Loss)	$(1,746,000)	$(2,176,000)	$(1,141,500)

Interest (Income) expenses, net	(36,800)	25,600	51,900

Depreciation & Amortizations of Intangibles	1,284,200	958,700	446,300

Earnings before interest, taxes, depreciation and amortization (EBITDA)	(498,600)	(1,191,700)	(643,300)

Stock based compensation	474,900	448,200	19,400

Adjusted EBITDA	$(23,700)	$(743,500)	$(623,900)

As previously announced, vFinance, Inc. and National Holdings Corporation (OTCBB:NHLD) have entered into a definitive agreement to merge. The merger is expected to close by the third quarter of calendar year 2008.

About vFinance, Inc.

vFinance, Inc. is a financial services company that specializes in high growth opportunities. Our three principal lines of business are: (1) offering full service retail brokerage to approximately 12,000 high net worth individuals and institutional clients, (2) providing investment banking, merger, acquisition and advisory services to micro, small and mid-cap high growth companies, and (3) trading securities, including making markets in over 3,500 micro and small-cap stocks and providing liquidity in the United States Treasury marketplace. In addition to our core business, we offer information services on our website. vFinance Investments, Inc. ("vFinance Investments") and EquityStation, Inc. ("EquityStation"), both subsidiaries of the Company, are broker-dealers registered with the Securities and Exchange Commission ("SEC"), and members of Financial Industry Regulatory Authority ("FINRA") (formerly the National Association of Securities Dealers) and Securities Investor Protection Corporation ("SIPC"). vFinance Investments is also a member of the National Futures Association ("NFA"). For more information about vFinance, Inc., please visit its website at www.vfinance.com.

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, statements concerning internal operations, marketing, management's plans, objectives and strategies, and management's assessment of market factors and conditions, constitute forward-looking statements. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitations, the volatility of domestic and international financial, bond and stock markets, intense competition, extensive governmental regulation, litigation, substantial fluctuations in the volume and price level of securities and other risks as detailed in the Company's filings with the Securities and Exchange Commission. vFinance, Inc. assumes no obligation to update any forward-looking information in this press release.

CONTACTS:

For vFinance:
Sue Yap
Marketing Director
vFinance, Inc.
Tel: 561-981-1077
Fax: 561-503-4176
syap@vfinance.com
www.vfinance.com

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005
FOLLOW

vFINANCE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

(In thousands, except per share data)

	2007	2006 (Restated)	2005 (Restated)
Revenues:
Commissions - agency	$25,622.6	$20,323.7	$15,941.2
Trading profits	12,707.4	9,606.0	4,177.4
Success fees	5,691.9	4,481.3	2,108.6
Other brokerage related income	6,204.1	3,546.0	2,837.6
Consulting fees	204.9	375.4	523.6
Other	167.8	220.3	340.4

Total revenues	50,598.7	38,552.7	25,928.8

Compensation, commissions and benefits	41,713.0	31,232.0	20,313.3
Clearing and transaction costs	4,425.1	4,337.2	2,977.2
General and administrative costs	3,992.8	3,158.8	2,332.8
Occupancy and equipment costs	1,053.3	1,166.6	743.3
Depreciation and amortization	1,284.2	958.7	446.3
Goodwill impairment	-	-	420.0

Total operating costs	52,468.4	40,853.3	27,232.9

Loss from operations	(1,869.7)	(2,300.6)	(1,304.1)

Other income (expenses):
Interest income	43.7	85.3	82.6
Interest expense	(80.5)	(59.7)	(30.7)
Dividend income	11.3	22.5	5.9
Other income (expense), net	149.2	76.8	104.8

Total other income (expense)	123.7	124.9	162.6

Loss before income taxes	(1,746.0)	(2,175.7)	(1,141.5)
Income tax benefit (provision)	-	-	-

Net loss	$(1,746.0)	$(2,175.7)	$(1,141.5)

Net loss per share: basic and diluted	$(0.03)	$(0.04)	$(0.03)

Weighted average number of shares outstanding: basic and diluted	54,805.2	48,714.8	40,049.7

Common shares outstanding	54,829.9	54,579.9	40,276.1